Exhibit 99.1

Worthington Industries Forms Cylinder Joint Venture in India

Expands Alternative Fuel Product Offering

COLUMBUS, Ohio--(BUSINESS WIRE)--December 22, 2010--Worthington Industries, Inc. (NYSE:WOR) announced today that its Worthington Cylinders segment has entered into an agreement to acquire a 60 percent interest in Nitin Cylinders Limited (NCL) located in Visakhapatnam, India, to expand Worthington’s presence in the growing alternative fuels cylinder market.

NCL is a subsidiary of Nitin Fire Protection Industries Ltd. (NFPIL), a group company of the Nitin Group of Companies. NCL manufactures high pressure, seamless steel cylinders for compressed natural gas (CNG) storage in motor vehicles. NCL also produces cylinders for compressed industrial gases. NCL’s annual sales are approximately $11 million USD.

“Our Nitin partnership will give us the opportunity to expand our global presence in the emerging market of India,” said Harry Goussetis, President, Worthington Cylinders. “This joint venture will also strengthen our product offering in the growing clean power storage market as alternative fuel use gains momentum internationally for economic and environmental reasons.”

“The joint venture will help Nitin Cylinders benefit from the global experience and technical capabilities of Worthington Cylinders and should better position the business to grow CNG both domestically and in international markets,” said Nitin Shah, Chairman of the Nitin Group. Nitin sells cylinders in India, United Arab Emirates, Pakistan, Bangladesh, United Kingdom, Singapore and Malaysia.

About Worthington Cylinders

Worthington Cylinders is the world’s leading global manufacturer of pressure cylinders, delivering products and value-added services to its customers designed to exceed their expectations in quality, service and value. Worthington Cylinders offers the most complete line of pressure cylinders in the industry, including storage of liquefied petroleum, refrigerant, oxygen and industrial gases. Balloon Time® and Worthington Pro Grade® products are available at retailers nationwide and provide consumers products for grilling, party planning, outdoor leisure activities and home repair.

About Worthington Industries

Worthington Industries is a leading diversified metals manufacturing company with 2010 fiscal year sales of approximately $1.9 billion. The Columbus, Ohio based company is North America’s premier value-added steel processor, and the global leader in manufactured pressure cylinders, such as propane, oxygen and helium tanks, hand torches, camping cylinders, CNG, and scuba tanks; light gauge steel framing for commercial and residential construction; framing systems and stairs for mid-rise buildings; current and past model automotive service stampings; metal ceiling grid systems; steel pallets and racks; and laser welded blanks. Worthington employs approximately 6,500 people and operates 65 facilities in 11 countries.

Founded in 1955, the Company operates under a long-standing corporate philosophy rooted in the golden rule. Earning money for its shareholders is the first corporate goal. This philosophy serves as an unwavering commitment to the customer, supplier, and shareholder, and it serves as the Company’s foundation for one of the strongest employee-employer partnerships in American industry.

Safe Harbor Statement

The Company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements by the Company relating to the expected benefits of the joint ventures including the expectations for expansion and growth; and growth and strength of the alternative fuels market; and other non-historical matters constitute “forward looking statements” within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those risks described from time to time in filings with the United States Securities and Exchange Commission.

CONTACT:
Worthington Industries, Inc.
Cathy M. Lyttle, 614-438-3077
VP, Corporate Communications and Investor Relations
E-mail: cmlyttle@WorthingtonIndustries.com
or
Sonya L. Higginbotham, 614-438-7391
Director, Corporate Communications
E-mail: slhiggin@WorthingtonIndustries.com
or
www.WorthingtonIndustries.com